Exhibit 99


     Direct General Corporation Announces Fourth Quarter Results

   NASHVILLE, Tenn.--(BUSINESS WIRE)--Feb. 10, 2004--Direct General Corporation (Nasdaq:DRCT) today announced fourth quarter 2003 net income of $11.4 million or $0.51 per share, on a diluted basis. The impact of loss reserve development and net realized losses on investments decreased net income by approximately $0.3 million or $0.01 per diluted share in the current quarter. Comparatively, net income for the fourth quarter of 2002 was $13.6 million, which included, net of tax, a gain on the commutation of obligations of one of its reinsurers and favorable reserve development totaling approximately $3.2 million and net realized gains on investments of $0.7 million.
   "Our results for the fourth quarter of 2003 continued to reflect strong premium growth, controlled loss experience, and the benefits of our sales distribution network. Overall, we are very pleased with our accomplishments in 2003," stated William Adair, Direct's Chairman, Chief Executive Officer and President. "For the year, gross revenues increased almost 30% and net income increased approximately 39%. In November, we completed the acquisition of a 42-office independent agency in Florida that produced nearly $100 million in automobile insurance premiums for us in 2003. Since the acquisition, sales of ancillary insurance products and term life policies by these offices have exceeded our expectations. We also benefited from our controlled expansion into the Texas market, as the loss experience for the year was better than anticipated. We are excited about our growth opportunities in 2004 and are focused on the continued development of our Texas business and beginning our expansion into other states."
   In the fourth quarter of 2003, gross revenues increased 22.7% to $125.6 million while gross premiums written increased 22.5% to $103.0 million, as compared to the same period in 2002. Net premiums written for the three months ended December 31, 2003 increased to $97.2 million from $44.1 million for the corresponding period in 2002. Net premiums earned, a function of net premiums written in the current and prior periods, were $68.7 million and $41.6 million in the three-months ended December 31, 2003 and 2002, respectively.
   Net loss ratios, which include both losses and loss adjustment expenses, for the fourth quarter of 2003 and 2002 were 72.8% and 60.9%, respectively. The combined ratio was 75.8% in the fourth quarter of 2003, as compared to 58.4% for the corresponding period in 2002. Unfavorable reserve development in the fourth quarter of 2003 increased the loss and combined ratio by 0.6 points while the gain on the commutation and favorable reserve development in the fourth quarter of 2002, resulted in an 11.8 point reduction to the loss and combined ratio in that quarter.

   Conference Call

   The Company will hold a one-hour conference call to discuss its fourth quarter 2003 results at 11:00 a.m. (EST), February 11, 2004. The conference call will be broadcast over the Internet. To listen to the call via the Internet, go to Direct's website, http://www.direct-general.com, click on Investors and follow the instructions at the webcast link. Institutional investors can access the call via CCBN's password-protected event management site, StreetEvents (www.streetevents.com). The archived webcast will be available shortly after the call on the Company's website until the Company's next conference call.

   GENERAL INFORMATION

   Direct General Corporation, headquartered in Nashville, Tennessee, is a financial services holding company whose principal operating subsidiaries provide non-standard personal automobile insurance, term life insurance, premium finance and other consumer products and services through neighborhood sales offices staffed primarily by employee-agents. Direct's operations are concentrated in the southeastern part of the United States. Additional information about Direct can be found online at http://www.direct-general.com.

   Safe Harbor Statement

   This press release contains statements that may constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.
   These statements can be identified from the use of the words
"may", "should", "could", "potential", "continue", "plan", "forecast", "estimate", "project", "believe", "intend", "anticipate", "expect", "target", "is likely", "will" or the negative of these terms and similar expressions. Forward-looking statements include, but are not limited to, discussions regarding our operating strategy, growth strategy, acquisition strategy, cost savings initiatives, industry, economic conditions, financial condition, liquidity and capital resources and results of operations. All statements in this press release not dealing with historical results are forward-looking and are based on estimates, assumptions and projections.
   Forward-looking statements are subject certain risks and uncertainties that could cause actual events and results to differ materially from those discussed in this press release. These risks and uncertainties include, without limitation, uncertainties related to fluctuations in interest rates and stock indices; claims frequency and severity experience; cyclical changes in the personal automobile insurance market; the effects of competition in the areas in which the Company operates; changes in economic and regulatory conditions; estimates, assumptions and projections generally; inflation and changes in financial markets; the accuracy and adequacy of the Company's pricing methodologies; the outcome of litigation pending against the Company; court decisions and trends in litigation; the ability to obtain timely approval for requested rate changes; weather conditions including severity and frequency of storms, hurricanes, snowfalls, hail and winter conditions; changes in driving patterns and loss trends; and acts of war and terrorist activities.
   In addition, the Company's past results of operations do not necessarily indicate its future results. The Company undertakes no obligation to publicly update or revise any use of the forward-looking statements. For more detailed discussion of some of the foregoing risks and uncertainties, please see the Company's filings with the Securities and Exchange Commission.



              DIRECT GENERAL CORPORATION AND SUBSIDIARIES
                 CONSOLIDATED STATEMENTS OF OPERATIONS

                         (Unaudited)
                      Three Months Ended             Year Ended
                         December 31,                December 31,
                  ----------------------------------------------------
                                      %     (Unaudited)          %
                    2003     2002    Change    2003      2002   Change
                  ----------------------------------------------------

                        (In thousands - except per share amounts)
Revenues
  Premiums earned  $68,712  $41,627    65.1   $228,529 $144,975  57.6
  Finance income    11,193    9,337    19.9     44,886   35,726  25.6
  Commission and
   service fee
   income            9,294    6,479    43.4     33,579   27,167  23.6
  Net investment
   income            2,118    1,364    55.3      6,730    5,345  25.9
 Net realized
  gains (losses)
  on securities
  and other            (40)   1,113      NM      3,393      (75)   NM
                  ----------------------------------------------------
     Total
      revenues      91,277   59,920    52.3    317,117  213,138  48.8
                  ====================================================
Expenses
 Insurance losses
  and loss
  adjustment
  expenses          50,018   25,363    97.2    168,196  100,683  67.1
 Selling, general
  and administrative
  costs             21,088   13,438    56.9     74,493   59,740  24.7
 Interest expense    1,442    1,346     7.1      6,376    6,160   3.5
                  ----------------------------------------------------
     Total
      expenses      72,548   40,147    80.7    249,065  166,583  49.5
                  ----------------------------------------------------
 Income before
  income taxes      18,729   19,773    (5.3)    68,052   46,555  46.2
 Income tax
  expense            7,317    6,126    19.4     24,960   15,518  60.8
                  ----------------------------------------------------
     Net income     11,412   13,647   (16.4)    43,092   31,037  38.8
                  ====================================================
 Preferred stock
  dividends -
  Series B               -      140      NM        345      561 (38.5)
                  ----------------------------------------------------
     Net income
      available to
      common
      shareholders $11,412  $13,507   (15.5)   $42,747  $30,476  40.3
                  ====================================================

Earnings per Share
Numerator:
 Net income
  available to
  common
  shareholders     $11,412  $13,507            $42,747  $30,476
 Dividends paid to
  preferred
  shareholders           -      260                639    1,041
                  -------- ---------        ---------- ---------
 Income for
  purposes of
  computing
  diluted earnings
  per common share $11,412  $13,767            $43,386  $31,517
                  ======== =========        ========== =========
Denominator:
 Weighted average
  common shares
  outstanding     21,350.6 12,954.8           15,609.4 13,264.5
 Dilutive stock
  options            918.6    239.4              712.1    204.6
 Dilutive warrants       -        -               84.3        -
 Dilutive
  preferred stock        -  5,264.0            3,273.8  5,264.0
                  -------- ---------        ---------- ---------
 Weighted average
  common shares
  outstanding for
  purposes of
  computing diluted
  earnings per
  common share    22,269.2 18,458.2           19,679.6 18,733.1
                  ======== =========        ========== =========

Basic earnings per
 common share        $0.53    $1.04              $2.74    $2.30
                  ======== =========        ========== =========
Diluted earnings
 per common share    $0.51    $0.74              $2.20    $1.68
                  ======== =========        ========== =========

   NM = Not Meaningful


              DIRECT GENERAL CORPORATION AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED BALANCE SHEETS

                                     (Unaudited)
                                      Dec. 31,    Dec. 31,
                                        2003        2002     % Change
                                     ---------------------------------
                                         (In thousands)
Assets
 Investments:
   Debt securities available-for-
    sale, at fair value                $264,998    $123,576     114.4
   Short-term investments                 1,322       2,745     (51.8)
                                     ----------- ----------- ---------
       Total investments                266,320     126,321     110.8
 Cash and cash equivalents               87,342      87,027       0.4
 Finance receivables, net               201,271     166,935      20.6
 Reinsurance balances receivable         57,472      50,874      13.0
 Prepaid reinsurance premiums            56,397      82,648     (31.8)
 Other assets                            82,352      55,315      48.9
                                     ----------- ----------- ---------
       Total assets                    $751,154    $569,120      32.0
                                     =========== =========== =========

Liabilities, Redeemable Preferred
 Stock and Shareholders' Equity
 Loss and loss adjustment expense
  reserves                             $112,618     $86,898      29.6
 Unearned premiums                      213,250     172,971      23.3
 Reinsurance balances payable and
  funds held                             62,223      76,722     (18.9)
 Notes payable                          148,946     126,880      17.4
 Other liabilities                       36,722      40,769      (9.9)
                                     ----------- ----------- ---------
       Total liabilities                573,759     504,240      13.8
                                     =========== =========== =========

 Redeemable Series A preferred stock          -       5,685        NM
                                     ----------- ----------- ---------
 Shareholders' equity
     Series B preferred stock                 -       9,219        NM
     Common stock                        91,853       9,037     916.4
     Retained earnings                   85,735      43,842      95.6
     Accumulated other comprehensive
      income                               (193)      1,645    (111.7)
     Treasury stock                           -      (4,548)       NM
                                     ----------- ----------- ---------
       Total shareholders' equity       177,395      59,195     200.0
                                     ----------- ----------- ---------
          Total liabilities,
           redeemable preferred
           stock and shareholders'
           equity                     $ 751,154   $ 569,120      32.0
                                     =========== =========== =========
   NM = Not Meaningful


                      DIRECT GENERAL CORPORATION
                SELECTED FINANCIAL DATA AND KEY RATIOS

The following table presents our gross premiums written in our major markets and provides a reconciliation of gross revenues (a non-GAAP financial measure) to total revenues, a summary of gross, ceded and net premiums written and earned, and key financial ratios for the periods presented ($ in millions):


                       (Unaudited)
                    Three Months Ended             Year Ended
                       December 31,               December 31,
                 -----------------------------------------------------
                                    %     (Unaudited)            %
                   2003   2002    Change     2003      2002    Change
                 -----------------------------------------------------
Gross premiums
 written
   Florida         $52.6  $44.9     17.1      $223.5  $174.3     28.2
   Tennessee        13.9   12.5     11.2        63.0    58.6      7.5
   Georgia           8.0    7.5      6.7        32.2    30.4      5.9
   Louisiana         7.3    5.7     28.1        31.3    23.8     31.5
   Mississippi       5.1    4.2     21.4        22.3    18.8     18.6
   Texas             5.5      -       NM        15.6       -       NM
   All other
    states          10.6    9.3     14.0        47.3    29.3     61.4
                 -----------------------------------------------------
Gross premiums
 written          $103.0  $84.1     22.5      $435.2  $335.2     29.8
Ancillary income    20.5   15.8     29.7        78.5    62.9     24.8
Net investment
 income and
 realized gains
 (losses)            2.1    2.5    (16.0)       10.1     5.2     94.2
                 -----------------------------------------------------
   Gross
    revenues(1)    125.6  102.4     22.7       523.8   403.3     29.9
Ceded premiums
 written            (5.8) (40.0)   (85.5)     (140.1) (154.2)    (9.1)
Change in net
 unearned
 premiums          (28.5)  (2.5) 1,040.0       (66.6)  (36.0)    85.0
                 -----------------------------------------------------
   Total revenues  $91.3  $59.9     52.4      $317.1  $213.1     48.8
                 =====================================================
Gross premiums
 written          $103.0  $84.1     22.5      $435.2  $335.2     29.8
Ceded premiums
 written            (5.8) (40.0)   (85.5)     (140.1) (154.2)    (9.1)
                 -----------------------------------------------------
   Net premiums
    written        $97.2  $44.1    120.4      $295.1  $181.0     63.0
                 =====================================================
Gross premiums
 earned           $106.6  $78.6     35.6      $394.9  $284.3     38.9
Ceded premiums
 earned            (37.9) (37.0)     2.4      (166.4) (139.3)    19.5
                 -----------------------------------------------------
   Net premiums
    earned         $68.7  $41.6     65.1      $228.5  $145.0     57.6
                 =====================================================
Key Financial
 Ratios
Loss ratio -
 net(2)             72.8%  60.9%                73.6%   69.4%
Expense ratio -
 net(3)              3.0% (2.5%)                 1.1%    2.1%
                 ---------------          -------------------
  Combined ratio
   - net(4)         75.8%  58.4%                74.7%   71.5%
                 ===============          ===================


   (1) Gross Revenues (a non-GAAP financial measure). Gross revenues is the sum of gross premiums written plus ancillary income (finance income and commission and service fee income) plus net investment income (including realized gains and losses). We use gross revenues as the primary measure of the underlying growth of our revenue streams from period to period. Gross revenues are reconciled to total revenues in the table above.
   (2) Loss ratio. Loss ratio is the ratio (expressed as a percentage) of losses and loss adjustment expenses incurred to premiums earned and measures the underwriting profitability of a company's insurance business.
   (3) Expense ratio. Expense ratio is the ratio (expressed as a percentage) of net operating expenses to premiums earned and measures a company's operational efficiency in producing, underwriting and administering its insurance business. For statutory accounting purposes, operating expenses of an insurance company exclude investment expenses, and are reduced by other income. There is no such industry definition for determining an expense ratio for GAAP purposes. As a result, we apply the statutory concept of net operating expenses in calculating our expense ratio on a GAAP basis. We reduce our operating expenses by ancillary income (excluding net investment income and realized gains (losses) on securities) to calculate our net operating expenses.
   (4) Combined ratio. Combined ratio is the sum of the loss ratio and the expense ratio and measures a company's overall underwriting profit. If the combined ratio is at or above 100, an insurance company cannot be profitable without investment income (and may not be profitable if investment income is insufficient). We use the GAAP combined ratio in evaluating our overall underwriting profitability and as a measure for comparison of our profitability relative to the profitability of our competitors.

    CONTACT: Direct General Corporation, Nashville
             Investor Relations:
             William J. Harter, 901-541-3399
             Fax: 901-366-3875
             bill.harter@directins.com
             www.direct-general.com